Exhibit 99.1

KULR Sets August 2022 Conference Schedule

SAN DIEGO / GLOBENEWSWIRE / August 2, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, is scheduled to participate at the following conferences in August 2022:

Soteria Advanced Battery Software Meet & Greet

Date: Thursday, August 4th, 2022, at 11:00 a.m. ET

Location: Virtual

KULR Representative: Bert McComas, Senior Director of Product Development

Event Detail: The importance of software in lithium-ion battery engineering cannot be overlooked. Software is vital in optimizing battery performance, from analytics to battery management systems. Join the virtual Advanced Battery Software Meet & Greet and learn from four companies working on unique software solutions to make the best batteries available.

36th Annual Small Satellite Conference

Date: Wednesday, August 10th, 2022, at 9:45 a.m. MT

Location: Utah State University – LSB 133

KULR Representative: Chase Rodriguez, Mechanical Engineer

Event Detail: KULR will discuss the challenges of a cube sat battery design high in energy density that that provides protection against thermal runaway - a cube sat battery design that is JSC20793 compliant, which is required for flight on a crewed vehicle.

Thermal Management Exposition

Date: Wednesday, August 30th, 2022, at 10:00 a.m. ET

Location: Huntington Convention Center of Cleveland, Ohio - Booth Number T201

KULR Representative: Dr. William Walker, Director of Engineering

Event Detail: Panel discussion on the Novel Concepts of Thermal Management for Battery Cooling Applications. Innovating and refining battery cooling technologies is critical to the performance and safety of predominantly lithium-ion batteries and their applications driven by technological demands such as increased energy density and evolving standards and regulations.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or Matt Glover
Gateway Investor Relations
Main: (949) 574-3860
KULR@gatewayir.com